CERTIFICATION BY CHIEF EXECUTIVE OFFICER

Exhibit 31.3

Certification of Chief Executive Officer

of Periodic Report Pursuant to Rule 13a-14(a) and Rule 15d-14(a)

I, Craig J. Faggen, Chief Executive Officer, certify that:

1) I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Triton Pacific Investment Corporation, Inc. (the “Company”);

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2018

/s/ Craig J. Faggen
Craig J. Faggen Chief Executive Officer (Principal Executive Officer)